Exhibit 10.14

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

August 21, 2017

Principal Amount $3,474,400.00

Las Vegas, Nevada

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Avalanche International Corp., a Nevada corporation (hereinafter called “Borrower” or the “Company”), hereby promises to pay to Digital Power Corporation, a California corporation (the “Holder”), without demand, the aggregate principal amount of Three Million Four Hundred Seventy Four Thousand, Four Hundred Dollars and no cents ($3,474,400.00) (the “Principal Amount”), together with all interest accrued thereon, payable on August 21, 2019 (the “Maturity Date”).

This Convertible Promissory Note (“Note”) is one of a series of notes (the “Notes”) issued or may be issued pursuant to the terms of a Loan and Security Agreement (the “Loan Agreement”), by and between the Borrower and the Holder with an effective date as of August 21, 2017 (the “Issue Date”). Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as ascribed to them in the Loan Agreement.

WHEREAS, the Holder previously loaned the Company loans with a face amount of One Million Five Hundred Seventy-Five Thousand Dollars ($1,575,000) in the aggregate consisting of three notes dated October 5, 2016, November 30, 2016 and February 22, 2017 (collectively the “Prior Notes”) and other advances in the face amount of One Million Eight Hundred Ninety-Ninety Thousand Four Hundred Dollars ($1,899,400) for an aggregate of Three Million Four Hundred Seventy Four Thousand, Four Hundred Dollars and no cents ($3,474,400.00);

WHEREAS, subject to the terms and conditions contained therein, pursuant to the Loan Agreement, the Holder has agreed to extend the Company a non-revolving credit facility of up to $5,000,000;

WHEREAS, in consideration for the extension of the credit facility as evidenced by the Loan Agreement, the Holder and the Company wish to cancel the Prior Notes in consideration and issue this Note, including the revision of the conversion price of this Note to fifty cents ($0.50) per share.

ARTICLE I

GENERAL PROVISIONS

1.1          Payment. The Principal Amount of the Note and interest earned thereon, or such portion thereof that has not previously been converted into common stock, no par value, of the Company (the “Common Stock”) in accordance with Article II hereof, if any, shall be payable in full on the Maturity Date. The Company shall have the right to prepay all or part of this Note at any time without penalty upon 30 days written notice.

1.2          Secured Note. The Holder expressly acknowledges that payment of this Note is a secured obligation of the Company under the terms of the Loan Agreement.

1.3           Interest. Subject to the Default Rate provision contained in Section 2.3(b) of the Loan Agreement, the outstanding principal amount of the Note shall bear interest at twelve percent (12%) per annum (“Interest Rate”) from the Issue Date until the Note is paid in full. Accrued interest earned prior to the date of this Note will continue to accrue at the Interest Rate for the benefit of the Holder.

ARTICLE II

CONVERSION RIGHTS

2.1          Conversion into the Borrower’s Common Stock. At the option of the Holder, this Note and any interest earned thereon may be converted into shares of the Borrower’s Common Stock.

(a)          Conversion Price. The conversion price will be equal to $0.50, subject to adjustment herein (the “Conversion Price”).

(b)          Conversion. The number of shares of Common Stock (“Conversion Shares”) issuable upon a conversion hereunder shall be determined by dividing amount of this Note to be converted by the Holder by the Conversion Price.

(c)           Mechanics of Conversion. Certificates evidencing that number of shares of Common Stock for the portion of the Note converted in accordance herewith shall be transmitted by the Company’s transfer agent to the Holder by (x) crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, or (y) otherwise by physical delivery to the address specified by the Holder by the date that is three (3) Trading Days following conversion (“Share Delivery Date”).

(d)	Obligation to Deliver Conversion Shares; Certain Remedies.

(i)        Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.

(ii)       Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 2.1(c), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 2.1(c) (the “Buy-In Liquidated Damages”). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

(e)          Adjustment. The Conversion Price and the number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(b), shall be subject to adjustment, from time to time, upon the happening of certain events while this conversion right remains outstanding, as follows:

(i)        Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2.1 on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2.1 on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 2(e)(i) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. The foregoing provisions shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor entity.

(ii)       Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(f)           Notice of Adjustment. Upon the occurrence of an event specified in Section 2.1(e), the Borrower shall promptly mail to the Holder a notice setting forth the adjustment and setting forth a statement of the facts requiring such adjustment, provided that any additional notice requirements set forth in Section 2.1(e)(i) shall also be applicable.

(g)	Reservation of Shares. At such time when necessary, Borrower:

(i)        will reserve from its authorized and unissued Common Stock a sufficient amount of Common Stock to permit the full conversion of Note;

(ii)       represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof; and

(iii)      agrees that its issuance of Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of Note.

ARTICLE III

EVENT OF DEFAULT

The occurrence of an Event of Default as defined in the Loan Agreement shall, at the option of the Holder hereof, make the outstanding Principal Amount and accrued and unpaid interest plus all other amounts payable under this Note immediately due and payable in cash:

ARTICLE IV

SECURED NOTE

4.1         Secured Note. This Note is a secured obligation of the Borrower as set forth in the Loan Agreement.

ARTICLE VII

MISCELLANEOUS

5.1         Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2         Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and either faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Loan Agreement.

5.3         Amendment Provision. No provision of this Note may be modified or amended without the prior written consent of holders of the Holder thereof. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4         Assignability. Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note.

5.5         Governing Law. Note shall be governed by and construed in accordance with the laws of the State of California in accordance with Section 11 of the Loan Agreement.

5.6         Construction. Each party acknowledges that its legal counsel participated in the preparation of Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of Note to favor any party against the other.

5.7         Shareholder Status. The Holder shall not have rights as a shareholder of the Company with respect to unconverted portions of Note.

5.8         Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder reasonable costs of collection, including attorney’s fees.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer on September 6, 2017 with an effective date of August 21, 2017.

AVALANCHE INTERNATIONAL CORP.

By:	/s/ Philip E. Mansour
Name: Philip E. Mansour
Title: President & CEO

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